UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2012

Dell Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-17017	74-2487834
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Dell Way, Round Rock, Texas	78682
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 289-3355

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On July 31, 2012, Thomas W. Sweet, Vice President, Corporate Finance and Chief Accounting Officer of Dell Inc. (“Dell”), accepted an appointment to the position of Vice President, Corporate Finance and Controller effective on September 13, 2012. In connection with this promotion, Mr. Sweet resigned from his current position as Vice President, Corporate Finance and Chief Accounting Officer effective on September 13, 2012. In his current position, Mr. Sweet has served as Dell’s principal accounting officer.

(c) On July 31, 2012, Yvonne McGill, age 45, accepted an appointment to the position of Vice President, Corporate Finance and Chief Accounting Officer of Dell effective on September 13, 2012. In her new position, Ms. McGill will succeed Mr. Sweet as Dell’s principal accounting officer and will report to Mr. Sweet.

Ms. McGill has served as Vice President, Finance supporting Dell’s Software Group since April 2012. In addition, she has also concurrently served as Vice President, Chief of Staff for the Business Operating Team since February 2012. In her role supporting the Software Group, she was responsible for the vision, strategy and overall performance of the Software finance organization. In her role as Chief of Staff, she was responsible for supporting the Business Operating Team as it translates Dell’s strategy into clear operational plans in order to drive end to end management of the business, to ensure clear and consistent resource allocation and to improve the speed and effectiveness of decision making. Prior to her service in these positions, she held various other finance positions since joining Dell in 1997. These positions included Vice President, Finance for Global Public and Large Enterprise from February 2011 to January 2012, Vice President, Finance for Global Public from February 2010 to January 2011, Vice President, Finance for Large Enterprise from August 2009 to January 2010, and Vice President, Finance for North America Public from June 2007 to July 2009. In each of these positions she supported these respective business groups and was responsible for the strategy and overall performance of each group’s finance organization. Prior to joining Dell, Ms. McGill spent three years at ManTech International Corporation as Assistant Controller and five years at Price Waterhouse providing audit and accounting services to a variety of technology companies. She holds a bachelor’s of science degree in accounting from Virginia Tech, and is a Certified Public Accountant (inactive).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELL INC.

Date: August 2, 2012	By:	/s/ Janet B. Wright

Janet B. Wright,
Vice President and Assistant Secretary
(Duly Authorized Officer)